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                         DISTRIBUTION AGREEMENT

This Distribution Agreement (the "Agreement") dated for reference the 28th day of July, 1999

BETWEEN:

          SKINVISIBLE PHARMACEUTICALS, INC.,
          a Nevada Corporation having its head office
          at 3095 E. Patrick Lane, Suite 1
          Las Vegas, Nevada, USA   89120
          Fax # (702) 433-7192

          (the "Company")

                                               OF THE FIRST PART

AND:

          ESSENTIALLY YOURS INDUSTRIES CORP., a
          British Columbia Company having its head office at Suite 201, 8322 - 130th Street
          Surrey, British Columbia, Canada  V3W 8J9
          Fax # (604) 502-5119

          (the "Distributor")

                                              OF THE SECOND PART

WHEREAS:

1. The Company has developed a line of hand lotion products which are marketed under the name "Skinvisible".

2. The Distributor wishes to acquire the North American rights to market and distribute the Company's Skinvisible hand lotion products on a sole and exclusive basis throughout North
       America on the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.     DEFINITIONS

In this Agreement, the following words and phrases shall have the following meanings:

       (A) "Confidential Information of the Company" means all business plans, trade secrets, design concepts, knowledge, information, production technology, processes, know how, business projections, customer lists and intellectual property concerning or relating to the business of the Company and the Products, including the

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            Manufacturing Information,  which may be communicated to,
            acquired by, or learned of by the Distributor from the Company, whether or not such information is subject to proprietary protection at law;

       (B) "Confidential Information of the Distributor" means all customer lists, independent sales agent lists, direct sales marketing contacts and information, business plans, trade secrets, knowledge, information, know how, business projections, computer software programs and intellectual property concerning or relating to the business of the Distributor which may be communicated to, acquired by, or learned of by the Company from the Distributor, whether or not such information is subject to proprietary protection at law;

       (C) "Direct Selling Market" means that portion of the Retail Market characterized by person-to-person, multi-level or network marketing;

       (D) "Future Products" means any future products developed by the Company marketed under the name "Skinvisible" and using the same polymer base as the Products;

       (E) "Industrial Market" means the commercial, institutional and industrial market for the Products;

       (F) "Manufacturing Information" means all information, technology, data and trade secrets relating to the manufacture of the Products;

       (G) "Patents" means any patents underlying the Products which are owned or may be owned by the Company or licensed or which may be licensed to the Company;

       (H) "Products" means the following hand lotion products marketed by the Company under the trade name
            "Skinvisible":

           (i)    Skinvisible Medical Formula;
           (ii)   Skinvisible Food Service Formula;
           (iii)  Skinvisible Personal Formula;
           (iv)   Skinvisible Industrial Formula;
           (v)    Skinvisible Salon Formula.

       (I) "Retail Market" means the retail market for the Products whereby the Products are sold to the public or to re-sellers for sale to the public and is deemed to exclude the Industrial Market;

       (J) "Term" has the term described in Section 12.1 of this Agreement;

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       (K)  Territory" means North America.  North America shall mean
            Canada, the United States and Mexico;

       (L) "Trade Name" means the tradename "Skinvisible" and the trademark "Skinvisible" in the event that the Company is granted trademark protection by the United States Patent and Trademark Office.

2.     Grant of Exclusive Distribution Rights

2.1 Subject to the terms and conditions of this Agreement, the Company hereby grants to the Distributor the exclusive right to market, distribute and sell the Products to the Retail Market within the Territory for the Term of this Agreement (the "Distribution Rights"). The Distribution Rights will include the following rights:

       (A)  the right to market, distribute and sell the Products;
       (B) the right and license to use the Trade Name in connection with the marketing, distribution and sale of the Products.

2.2 The Distributor will have the right to market, distribute and sell Products through the Distributor's independent business associates who have entered into the Distributor's standard application and form of agreement. It is expressly acknowledged and agreed that sales by independent business associates do not constitute the grant of distribution, marketing or sales rights to sub-distributors within the meaning of Section 5.1 of this Agreement.

2.3 The Distribution Rights will extend to the right and license to use the trademark "Skinvisible" in the event that the Company's application to the United States Patent and Trademark Office for the registration of "Skinvisible" as a trademark is approved. The Distributor acknowledges that there is no assurance that trademark protection will be granted by the United States Patent and Trademark Office.

3.     Minimum Purchase Requirements and Product Prices

3.1 As a condition of maintaining the Distribution Rights, the Distributor must purchase the following minimum purchase amounts of Products for the Retail Market (the "Minimum Purchase
Requirements"):

       (A) during the period from the Effective Date of this Agreement to December 31, 1999, the Distributor must purchase from the Company a minimum of 50,000 ounces of the Products at the prices provided for by this Agreement; and

       (B) during the balance of the Term, the Distributor must purchase from the Company not less than the minimum purchase requirements set forth in the table below at the prices provided for by this Agreement:

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     Year                             Minimum Purchase Requirement

     January 1, 2000 to
       December 31, 2000              1,000,000 ounces
     January 1, 2001 to
       December 31, 2001              1,250,000 ounces
     January 1, 2002 to
       December 31, 2002              1,560,000 ounces

Purchases by Distributor shall be cumulative so that purchases in excess of the Minimum Purchase Requirements in any applicable period will count toward Minimum Purchase Requirements in subsequent periods. The failure of the Distributor to achieve the Minimum Purchase Requirements in any applicable period will be deemed to be a default of this Agreement entitling the Company to terminate in accordance with Section 12.2 of this Agreement. It is understood and agreed that the only remedy of the Company against the Distributor for failure to meet Minimum Purchase Requirements will be to terminate this Agreement in accordance with Section 12.2 herein. The Company shall not have any claim or demand against the Distributor to make or make payment for any Minimum Purchase Requirements.

3.2 The prices to be paid by the Distributor to the Company for the Products are as follows, subject to adjustment as provided in
Section 3.3 (the "Product Prices"):

     Product Size                      Price

     2-oz bottle                       $1.94 US
     4-oz bottle                       $2.78 US
     8-oz bottle                       $4.46 US
     16-oz bottle                      $7.85 US

3.3 The Product Prices will be fixed for the 1999 calendar year. Such prices shall be exclusive of all city, state and federal taxes, including, without limitation, manufacture, value added, sales, use, receipts, gross income, excise, occupation or similar taxes, which obligations attributable to the manufacture and sale to the Distributor are the obligations of the Distributor. Following the initial 1999 period, unless agreed otherwise by the parties in writing, the Company shall have the right to adjust prices not more than once per year and then only to the extent necessary to cover increased costs and expenses. In the event of such a price increase, the Company will supply the Distributor written notice of the price increases. Price increases shall take effect on the date designated by the Company, but in no event earlier than one hundred twenty (120) days following receipt of notice of such increase by the Distributor. Any purchase order placed by the Distributor prior to the expiration of said one hundred twenty (120) day period shall by filled by the Company at the pre-increase price.

3.4 The Distributor will pay to the Company 25% of the aggregate price for all Products at the Product Price ordered (the "Order
Price") upon submission of an order for Products to the Company.

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3.5    The Company will invoice the Distributor for all Products sold to the Distributor at the Product Prices. The Distributor will pay the balance of the Order Price to the Company for all orders of Products within thirty (30) days of the date of delivery FOB Las
Vegas, Nevada.

3.6 The Distributor shall have the right to establish its own selling prices for Products to the Retail Market within the Territory.

3.7 The determination of sales, marketing strategies, and selling prices for the Products to the Retail Market within the Territory will be the sole responsibility of the Distributor.

3.8 All references to money or currency herein contained shall mean lawful money of the United States of America.

3.9 Each order placed by the Distributor for the purchase of any Products shall be subject to the terms and conditions of this Agreement.

3.10 All purchases of Products will be in units of 2 ounce, 4 ounce, 8 ounce or 16 ounce bottles.

3.11 The Company will deliver all Products to the Distributor FOB Las Vegas, Nevada within 42 days of the date of receipt of an order for Products by the Distributor.

4.     Limitations on the Distribution Rights

4.1 The Distributor will use its reasonable best efforts to ensure that the Distributor does not distribute or sell any Products for re-sale to any person or Company in the Industrial Market within the Territory or in any market outside the Territory.

4.2 The Distributor will not, directly or indirectly, sell, assign or grant to any other person, firm or corporation, the right to sell, or distribute the Products to the Industrial Market within the Territory.

4.3 The Distribution Rights do not extend to any products manufactured by the Company and marketed under the "Skinvisible" name other than the Products.

4.4 The Distributor will not market, distribute or sell any products similar to or competitive with the Products during the Term of this Agreement, save and except those products already part of Distributor's existing Product line.

4.5 Nothing in this Agreement shall be deemed in any way to constitute any transfer or assignment by the Company of any Patents or Confidential Information to the Distributor or to give the Distributor any right, title or interest in or to any Patents or Confidential Information. The Distributor acknowledges that all patents pertaining to the Products or Confidential Information are and shall remain the exclusive property of the Company.

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4.6    The Distributor will not purchase Products from any person other than the Company.

4.7 Nothing in this Agreement shall limit the right of the Company to market, distribute and sell products with the same or similar formulations under different product names and labels, not to be confusing with the name "Skinvisible", with the express exclusion of the Direct Selling Market.

5.     Sub-Distributors

5.1 The Distributor will have the right to appoint sub-distributors within the Territory, provided that each sub-distributor is appointed on the following terms and conditions:

       (A) each sub-distributor will enter into a sub-distributorship agreement with the Distributor on terms and conditions acceptable to the Company and which will bind the sub-distributor to the terms and conditions set forth in this Agreement;

       (B) the Distributor shall provide the Company a copy of each executed sub-distributorship agreement within 30 days of execution in order that the Company can verify compliance of the sub-distributorship agreement with the terms and conditions of this Agreement.

       (C) each sub-distributor must be an affiliate of the Distributor, as the term "affiliate" is defined by the Company Act (British Columbia), or a person with whom the Distributor has an existing distributorship relationship, or a person to whom the Company has consented to in writing as a sub-distributor acceptable to the Company. In determining whether a person is an acceptable sub-distributor, the Company will not unreasonably withhold its consent and will evaluate the potential sub-distributor based on the business experience and financial resources of the potential sub-distributor.
            Any request by the Distributor for approval for a potential sub-distributor will be in writing and will include such written information as is reasonably necessary for the Company to determine whether or not to withhold its consent. The Company will advise the Distributor of its determination in writing within 14 days of the receipt of the written request of the Distributor and the required information.

5.2 The Distributor will not have any right to assign, sub-license or otherwise transfer any of the rights granted to the Distributor in this Agreement except as set forth in this Article 5. Provided however, in the event of restructuring of the Distributor so that separate companies are used to sell Products in Canada and in the United States such separate companies shall collectively be considered to be parties to this Agreement in place and stead of the Distributor named herein, without the necessity of any further documentation.

6.     Additional Covenants of the Distributor

6.1    The Distributor will throughout the term of this Agreement:

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                               -7-

       (A) refer to the Company all queries, orders and requests relating to the purchase of Products intended for the Industrial Market within the Territory;

       (B) purchase and maintain a sufficient liability insurance policy with reputable insurance companies in those jurisdictions in which the Distributor markets, distributes and sells the Products;

       (C) ensure that any advertising or promotional efforts undertaken by the Distributor will be conducted in compliance with advertising and marketing guidelines established by the Company in order to ensure a consistent marketing and brand recognition of the Products.

       (D) not make any claims with regards to the Products other than those made by the Company; and

       (E) comply with all applicable laws and regulations regarding the distribution, marketing and sale of the Products within the Territory.

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7.     Additional Covenants of the Company

7.1    The Company will during the term of this Agreement:

       (A) refer to the Distributor all queries, orders and requests relating to the purchase of Products intended for the Retail Market within the Territory;

       (B) provide the Distributor with such information as the Company considers appropriate in order to assist the Distributor in the preparation of sales promotion material and shall provide the Distributor with its sales promotional material relating to the Products in order to facilitate advertising of the Products within the Territory;

       (C) ensure all the Products meet the Company's specifications for the applicable Products;

       (D) In addition to any warranty requirements pursuant to the terms of this Agreement, all Products supplied by the Company and its manufacturers shall be of merchantable quality and shall meet any and all U.S. governmental standards applicable to such Products. The Distributor shall have the right, through its duly appointed representative, to examine, inspect and/or test any and all of the Products supplied by the Company, and the production lines, production facilities and storage facilities. Without limiting the forgoing, the Company shall not alter or substitute any ingredients used in production of the Products without the prior written consent of Distributor and without compliance with U.S. governmental standards applicable to such products. The Company warrants that the goods delivered in accordance with this Agreement shall measure up to the same standard and analysis as the sample Products previously submitted to Distributor. The Distributor may, but is not required to do so, from time to time, conduct laboratory tests on the Products to verify that the content (if applicable) of the Products conform to a Certificate of Analysis (the "Certificate") which must be provided to Distributor within 14 days following each shipment of Product(s). Such testing shall be conducted to assure quality control, and any material deviation from the Certificate shall be deemed a breach of this Agreement, or, at the election of the Distributor, the Company shall be required to immediately comply with supplying the Products in accordance with the criteria in the Certificate.

       (E) permit the Distributor and its independent business associates to hold themselves out as authorized distributors of the Products for the Retail Market within the Territory;

       (F) maintain comprehensive product liability insurance coverage on all Products sold to the Distributor and will ensure that the Distributor is named as an additional insured on such product liability insurance. Such insurance shall have combined single occurrence limit of not less than One Million Dollars ($1,000,000). Such insurance

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            shall not only provide for consumer physical
            injury but also consumer property damage as well.

       (G) obtain all applicable permits and product identification numbers in order that the Products can be distributed in the Territory.

       (H) Company agrees to furnish to the Distributor in a timely manner Product Information regarding the Products, which Product Information shall accurately describe the nature, character and prescribed use of the Products, which information shall be appropriate for distribution to Consumers and Associates of Distributor in the discretion of the Distributor. The Product Information shall not misrepresent or in any way internationally mislead Distributor, its Associates or consumers with respect to the products. Distributor may incorporate such Product Information in its sales and advertising and promotional literature and materials (the "Sales Materials") Said Product Information utilized shall not be deemed as Confidential Information as set forth in this Agreement.

       (I) Company has the right to supply and distribute the Products and all components thereof, and the Products shall not and do not, constitute any known infringement of any license, trademark, copyright, patent or similar proprietary interest of any third party.

       (J) Company represents it has the capability to supply the Products necessary to meet the anticipated sales of the Distributor for the duration of this Agreement.

       (K) Execution and delivery of this Agreement by the Company has been duly authorized. The person executing this Agreement on behalf of the Company has full and proper authorization to execute same, and this Agreement is the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.

       (L) The Company warrants that it will provide delivery within forty two (42) days, or less, of receipt of Distributor orders except in the case of disruption of transportation systems by "force majeure" or other factors in or other factors beyond the control of the Company

8.     Indemnification

8.1 Each of the parties agrees to indemnify and hold harmless the other party from any liability arising out of the act or omission of the indemnifying party, its servants, agents and representatives.

9.     Right of First Refusal for Future Products

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9.1    The Distributor will have a right of first refusal to acquire the marketing, distribution and sales rights for Future Products for the Retail Market within the Territory on the following basis:

       (A) Upon the Company intending to market any Future Product or upon the receipt by the Company from a third party of a written offer to enter into an agreement for the marketing, distribution and sale of any Future Product (the "Third Party Proposal") and the determination of the Company to accept the Third Party Proposal, subject to compliance with the terms and conditions of this Agreement, then the Company will deliver to the Distributor notice of the Distributor's right to enter into an agreement with the Company for the marketing, distribution and sale of the Future Product on the terms and subject to the conditions of the Company's proposal or the Third Party Proposal as the case may be (a "Right of First Refusal Notice");

       (B) Upon delivery of a Right of First Refusal Notice, the Distributor will have a period of thirty (30) days in which to accept or reject the offer to enter into an agreement with the Company for the marketing, distribution and sale of the Future Product on the terms and subject to the conditions of the Company proposal or Third Party Proposal; as the case may be;

       (C) In the event of acceptance by the Distributor of the Right of First Refusal Notice, then the Distributor and the Company will enter into an agreement with the Company for the marketing, distribution and sale of the Future Product on the terms and subject to the conditions of the Company Proposal or Third Party Proposal as the case maybe;

       (D) In the event that the Distributor does not accept the Company's offer, then the Company will have the right to commence marketing or to enter into an agreement with the third party for the marketing, distribution and sale of the Future Product on the terms and subject to the conditions of the Third Party Proposal, as the case maybe In the event the Company does not commence marketing within six (6) months on the terms of its proposal or the Company not enter into the agreement with the Third Party on the terms of the Third Party Proposal, then the terms and conditions of this Section 9.1 will apply to any new proposal by the Company or any new proposal or counter-proposal from the third party or a new Third Party.

10.    Confidential Information

10.1 The Company acknowledges that the Confidential Information of the Distributor is the property of the Distributor and the success, profitability and competitive position of the Distributor requires that the Confidential Information of the Distributor be maintained in

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confidence by the Company.  Accordingly, the Company covenants and agrees with the Distributor, subject to Sections 10.2 and 10.3 of this Agreement, that:

       (A)  the Company will at all times keep all Confidential
            Information in the strictest confidence;

       (B) the Company will not use the Confidential Information for any purpose other than for performing its obligations pursuant to this Agreement;

       (C) the Company will not at any time publish or in any way participate or assist in the publishing of any Confidential Information;

       (D) the Company will not disclose or assist in the disclosure of any Confidential Information to any person, firm, corporation or other entity;

       (E) the Company will not contact the Distributor's independent sales associates directly without the consent of the Distributor.

10.2 The Company may disclose the Confidential Information of the Distributor in confidence to its lawyers, accountants and other professional advisors in connection with the performance of the business arrangements between the Company and the Distributor, each of whom shall be advised of the confidential nature of such confidential information.

10.3 The Company may disclose the Confidential Information of the Distributor only to the extent necessary in order that the Company may comply with all applicable laws and regulations, including compliance with the Company's obligations as a reporting issuer under the United States Securities Exchange Act of 1934.

10.4 The Distributor acknowledges that the Confidential Information of the Company is the property of the Company and the success, profitability and competitive position of the Company requires that the Confidential Information of the Company be maintained in confidence by the Distributor. Accordingly, the Distributor covenants and agrees with the Company, subject to Sections 10.5 and
10.6 of this Agreement, that:

       (A) the Distributor will at all times keep all Confidential Information in the strictest confidence;

       (B) the Distributor will not use the Confidential Information for any purpose other than for performing its obligations pursuant to this Agreement;

       (C) the Distributor will not at any time publish or in any way participate or assist in the publishing of any Confidential Information;

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                                -12-

       (D) the Distributor will not disclose or assist in the disclosure of any Confidential Information to any person, firm, corporation or other entity.

10.5 The Distributor may disclose the Confidential Information of the Company in confidence to its lawyers, accountants and other professional advisors in connection with the performance of the business arrangements between the Company and the Distributor.

10.6 The Distributor may disclose the Confidential Information of the Company only to the extent necessary in order that the Distributor may comply with all applicable laws and regulations, provided that this disclosure will not relate to any Manufacturing Information.

10.7 No waiver by either party of its rights pursuant to the confidentiality agreements or any consent to any release of confidential information shall be effective unless expressed in writing, and no such waiver or consent shall apply beyond the specific facts in respect of which the waiver of consent was given.

10.8 This Confidentiality Agreements of each party do not apply to information which is or becomes publicly available or is lawfully received by the other party other than by breach of this Confidentiality Agreement.

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11.    Modifications

11.1 The Distributor will not make any modifications to any Products or in any way vary or change the specifications or content of the Products purchased from the Company. The Distributor will use its reasonable efforts to ensure that its sub-distributors, independent business associates, dealers, agents, or customers do not make any modifications to, or in any way vary, the specifications or content of any Products.

12.    Term and Termination

12.1 The term of this Agreement (the "Term") will commence on the Effective Date of this Agreement and will continue until the earlier of December 31, 2002 or until the date on which this Agreement is terminated in accordance with the provisions of this Agreement. The Term of this Agreement will automatically renew from year to year after the initial Term until December 31, 2099 provided:

       (A) Distributor has met the Minimum Purchase Requirements set out and in each year thereafter on the basis that the Minimum Purchase Requirements for the year Jan 1, 2003 to December 31, 2003 will be ten (10%) per cent greater than for the prior year and shall increase by the same percentage in each subsequent year; and

       (B) Distributor has not provided written notice at least sixty (60) days prior to the end of the initial Term or any renewal year thereafter of its intention to terminate this Agreement.

12.2 Each of the Distributor and the Company, as the case may be, shall have the right to terminate this Agreement upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect and the expiry of any applicable period for remedy of the default:

       (A) if a party is in default of any of the material terms or conditions of this Agreement, including a breach by the Distributor of the Minimum Purchase Requirements and shall fail to remedy such default within 60 days of written notice thereof from the other party, provided that if the default is the non-payment of any monetary amount, the defaulting party will have a period of 30 days from receipt of notice in which to remedy the default;

       (B) if the other party becomes bankrupt or insolvent, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

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                                -14-

       (C) if the other party winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonable performing its duties hereunder; or

       (D) if a receiver or other custodian (interim or permanent of any of the assets of the other party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other party or its assets or if distress is made against the other party's assets or any part thereof.

12.3 Subject to Section 12.4, upon termination of this Agreement for any reason whatsoever, the following shall apply:

       (A) those rights and obligations of each of the Company and the Distributor which are expressly stated to survive termination of this Agreement will survive termination and will continue in full force and effect;

       (B) all rights and privileges granted by the Company to the Distributor pursuant to this Agreement, including the rights to market, distribute and sell Products, will immediately terminate and be relinquished by the Distributor, and thereafter the Distributor shall take no action that would make it appear to the public that the Distributor is still supplying Products;

       (C) the Distributor shall return to the Company all advertising, informational or technical material given to the Distributor by the Company;

       (D) the Distributor shall cease using the Trade Names and thereafter refrain from holding itself out as an authorized distributor of the Products;

       (E) the Distributor will retain in confidence all information regarding the business and property of the Company and the Products;

       (F) all sub-distributorship agreements entered into by the Distributor will terminate.

The provisions of this Section 12.3 will survive the termination of this Agreement.

12.4 In the event of termination of this Agreement by the Company for failure of the Distributor to meet the Minimum Purchase
Requirements, then the Distribution Rights will continue on a non-exclusive basis for a period of six months on the terms and conditions of this Agreement.

13.    Assignment

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                                -15-

13.1 Except as provided by Section 5 of this Agreement, the rights granted by this Agreement may not be sold, assigned, sub-licensed or otherwise transferred by the Distributor without the prior written consent of the Company, which consent may be unreasonably withheld by the Company at its sole discretion.

13.2 The Company will have the right to assign this Agreement without the consent of the Distributor.

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14.    Miscellaneous Provisions

14.1   Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

14.2   Interpretation

The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.3   Severability

In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

14.4   Force Majeure

In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk-out, labour controversy, flood, shortage of water, power, labour transportation facilities or necessary materials or supplies, default or power failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Company, then the Company shall not be liable to the Distributor and will not be deemed to be in default during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be canceled.

14.5   Notices

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

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                                -17-

       (a)  Delivered personally;
       (b)  Sent by prepaid courier service or mail; or
       (c) Sent prepaid by telecopiers, fax, telex or other similar means of electronic communication
       (d) Addressed to the relevant Party at the address/fax number shown for that Party at the beginning of this Agreement or in the Definition section.

       Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by telex, fax, telecopier or other electronic communication, on the first business day thereafter, or if sent by mail on the third business day thereafter. Any party may change any particulars of its address/fax number for notice by notice to the others in the manner above described.

14.6   Time of the Essence

Time shall be of the essence of this Agreement.

14.7   Further Assurances

The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

14.8   Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14.9   Non-Waiver

No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

14.10  Arbitration

All disputes in relation to this Agreement, other than a dispute regarding the non-payment of any monetary amount required by this Agreement, be referred to and finally resolved by Arbitration, under the rules of the British Columbia International Commercial Arbitration Center (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavor within twenty-one (21) days of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of

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                                -18-

Arbitration shall be Surrey, British Columbia. The language of the Arbitration shall be English. The parties agree that the Arbitrator shall be requested to make his award within sixty (60) days following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

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                                -19-

14.11  Relationship

The relationship between the Company and the Distributor is, and during the term of this Agreement shall be that of independent contractors. No party shall be deemed a legal representative or agent of the other party for any purpose and shall have no right or authority to assume or create in writing or otherwise, any obligation of any kind, express or implied, with respect to any commitments, in the name of the other party or on behalf of the other party, unless given with the express written authority of such party. Furthermore, the relationship among the Company and the Distributor hereunder shall not constitute a joint venture, general partnership or similar arrangement.

14.12	 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF the parties hereto have executed this Agreement and as of the date and year first above written.


SKINVISIBLE PHARMACEUTICALS,          ESSENTIALLY YOURS INDUSTRIES
INC.                                  CORP.
by its authorized signatory:          by its authorized signatory

"Terry H. Howlett"                    "Brian Lavorato"
----------------------------          -----------------------------
Signature of Authorized               Signature of Authorized
Signatory                             Signatory

TERRY H. HOWLETT                      BRIAN LAVORATO
----------------------------          -----------------------------
Name of Authorized Signatory          Name of Authorized Signatory

PRESIDENT                             PRESIDENT & CEO
----------------------------          -----------------------------
Position of Authorized                Position of Authorized
Signatory                             Signatory